UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2018

RSP Permian, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36264	90-1022997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 West Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

Credit Facility

In connection with the consummation of the Merger (as defined below), on July 19, 2018, RSP Permian, Inc., a Delaware corporation (the “Company”), and RSP Permian, L.L.C., a Delaware limited liability company (“RSP LLC”), terminated all outstanding commitments, including commitments to issue letters of credit, under the Credit Agreement, dated as of December 19, 2016 (as amended from time to time, the “Credit Agreement”), by and among the Company, as guarantor, RSP LLC, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. In connection with the termination of the Credit Agreement, on July 19, 2018, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full, and all liens securing such obligations and guarantees of such obligations and securing any letter of credit or hedging obligations permitted by the Credit Agreement to be secured by such liens were released.

Senior Notes

On June 14, 2018, the Company issued a conditional redemption notice (the “Notice”) with respect to its 6.625% Senior Notes due 2022 (the “2022 Notes”) issued by the Company under the Indenture, dated as of September 26, 2014 (as amended, supplemented or otherwise modified, the “2022 Notes Indenture”), by and between the Company and U.S. Bank National Association, as trustee, and with respect to its 5.25% Senior Notes due 2025 (the “2025 Notes” and, together with the 2022 Notes, the “Notes”) issued by the Company under the Indenture, dated as of December 27, 2016 (as amended, supplemented or otherwise modified, the “2025 Notes Indenture” and, together with the 2022 Notes Indenture, the “Indentures”), by and between the Company and U.S. Bank National Association, as trustee. With the consummation of the Merger, such conditions were satisfied, and on July 19, 2018, the Company redeemed all of its outstanding Notes in accordance with the optional redemption provisions contained in the Indentures. In connection therewith, the Indentures have been satisfied and discharged in accordance with their terms and the Company has been released from its obligations with respect to the Indentures and the Notes, except with respect to those provisions of the Indentures that by their terms survive the satisfaction and discharge.

The descriptions of the Credit Agreement and the Notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated in its subsequent Quarterly Reports on Form 10-Q, are incorporated in this Item 1.02 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 19, 2018, Concho Resources Inc., a Delaware corporation (“Concho”), completed its previously announced acquisition of the Company, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 27, 2018, by and among Concho, Green Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Concho (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Concho (the “Merger”).

As a result of the Merger, each share of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (excluding certain Excluded Shares (as defined in the Merger Agreement)) was converted into the right to receive from Concho 0.320 of a fully-paid and nonassessable share of common stock, par value $0.001 per share, of Concho (“Concho Shares”).

The issuance of Concho Shares in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Concho’s registration statement on Form S-4 (File No. 333-224354), declared effective by the Securities and Exchange Commission (the “SEC”) on June 6, 2018. The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the registration statement contains additional information about the Merger.

The foregoing description of the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was included as Annex A to the Joint Proxy Statement/Prospectus, and is incorporated by reference in this Current Report on Form 8-K.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified the New York Stock Exchange (“NYSE”) that each outstanding share of the Company’s common stock was converted into the right to receive Concho Shares and requested that NYSE withdraw the listing of the Company’s common stock. Upon the Company’s request, NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Company’s common stock. The Company’s common stock ceased being traded prior to the opening of the market on July 19, 2018, and will no longer be listed on NYSE. In addition, the Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.02, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

At the Effective Time, each share of the Company’s common stock (other than shares held by the Company, Concho, Merger Sub or any wholly-owned subsidiary of Concho or Merger Sub, in each case, not held on behalf of third parties) was converted into the right to receive Concho Shares.

In addition, in connection with the Merger and pursuant to the Merger Agreement:

•	each outstanding award of the Company’s time-based restricted stock vested in full and any applicable forfeiture restrictions lapsed immediately prior to the Effective Time. As a result, each such share of time-based restricted stock was converted into the right to receive Concho Shares; and

•	each outstanding award of the Company’s performance-based restricted stock was deemed to have satisfied any continued service or time-based vesting requirements and have the applicable performance period end immediately prior to the Effective Time. The Company’s performance with respect to the performance goals applicable to such shares of the Company’s performance-based restricted stock were calculated based on actual performance through the Effective Time in order to determine the number of shares of the Company’s performance based restricted stock that vested, and any applicable forfeiture restrictions lapsed immediately prior to the Effective Time. Based on the foregoing, each earned share of the Company’s performance-based restricted stock was converted into the right to receive Concho Shares.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Merger, at the Effective Time, the Company became a wholly-owned subsidiary of Concho.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, all of the directors of the Company prior to the Effective Time ceased to be directors of the Company effective as of the Effective Time. Timothy A. Leach became the sole director of the Company as of the Effective Time. Timothy A. Leach was appointed as Chief Executive Officer, Jack F. Harper was appointed as President and Chief Financial Officer, E. Joseph Wright was appointed Executive Vice President and Chief Operating Officer and Brenda R. Schroer was appointed as Senior Vice President, Chief Accounting Officer and Treasurer of the Company.

On July 18, 2018, the Company, Concho and Steven Gray entered into a Non-Competition, Non-Solicitation and Confidentiality Agreement (the “Non-Competition Agreement”), which became effective upon the consummation of the Merger. Under the Non-Competition Agreement, Mr. Gray is bound by a perpetual confidentiality covenant and may not, at any time, disclose any confidential or proprietary information belonging to either the Company or Concho. Further, the Non-Competition Agreement provides that, subject to certain exceptions enumerated therein, for a period of 12 months following the consummation of the Merger, Mr. Gray will be prohibited from (i) obtaining any oil, gas or mineral interests in the Market Area (as defined in the Non-Competition Agreement) and (ii) within the Market Area, calling upon any prospective acquisition candidate for the purpose of acquiring such entity to the extent such entity was either called upon by the Company or Concho or for which the Company or Concho made an acquisition analysis. In addition, under the Non-Competition Agreement, for a period of 12 months following the closing of the Merger, Mr. Gray will be restricted from (i) hiring, contracting or soliciting any employee or contractor who was employed or retained by either the Company or Concho during the six months preceding the closing of the Merger, (ii) inducing any employee or contractor of the Company or Concho to leave the employment of or terminate the contractor’s relationship with Concho, (iii) interfering with any relationship between Concho and any of its vendors and customers and (iv) soliciting or using any Concho employee to provide services with respect to any non-Concho business. In consideration of Mr. Gray’s non-disclosure, non-competition and non-solicitation obligations, Concho will pay Mr. Gray $425,000 in a single payment within 30 business days following the closing of the Merger.

A copy of the Non-Competition Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, (i) the Company’s Amended and Restated Certificate of Incorporation was amended and restated in accordance with the Merger Agreement and (ii) the bylaws of Merger Sub in effect immediately prior to the Effective Time became the bylaws of the Company.

A copy of the Second Amended and Restated Certificate of Incorporation of RSP Permian, Inc. is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and a copy of the Second Amended and Restated Bylaws of RSP Permian, Inc. is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of RSP Permian, Inc., dated July 19, 2018.

3.2	Second Amended and Restated Bylaws of RSP Permian, Inc., dated July 19, 2018.

10.1	Non-Competition, Non-Solicitation and Confidentiality Agreement, dated July 18, 2018 by and between RSP Permian, Inc., Concho Resources Inc. and Steven Gray.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSP PERMIAN, INC.

By:	/s/ Travis L. Counts
Name: Travis L. Counts
Title: Senior Vice President, General Counsel and Corporate Secretary

Date: July 19, 2018